UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 N.E. Pine Island Road, Suite 5D Cape Coral, Florida	33909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

Entry Into Stock Purchase and Option Agreement

On October 15, 2021, Legacy Education Alliance, Inc. (the “Company”) entered into a Stock Purchase and Option Agreement (the “Purchase Agreement”) with NCW, LLC (“NCW”), a Wyoming limited liability company, pursuant to which, subject to certain conditions, (i) NCW purchased (i) 20 million shares of common stock of the Company for a total aggregate price of $2,000 and (ii) in exchange for an aggregate purchase price of $12,000, an option to purchase, from time to time, up to an additional 120 million shares of common stock of the Company (“Option Shares”) for a per share price of $0.05833, as may be adjusted from time to time pursuant to the Purchase Agreement (the “Option Price”). NCW’s option to purchase additional shares under the Purchase Agreement shall expire on October 15, 2023. The Option Price is subject to adjustments upon the occurrence of certain events as more fully described in the Purchase Agreement.

The obligations of the Company under the Purchase Agreement are subject to the receipt by the Company from Legacy Tech Partners, LLC (“LTP”) of $300,000 due and payable by LTP to the Company under that certain 10% Senior Secured Convertible Debenture dated March 8, 2021, as amended, as follows: (i) $100,000 not later than October 15, 2021 and (ii) $100,000 not later November 15, 2021 and (iii) $100,000 not later than December 15, 2021. LTP timely funded the first $100,000 installment on October 15, 2021.

The proposed issuances of the Purchase Shares and Option Shares have not been listed for trading on any national securities exchange and have not been registered under the Securities and Exchange Act of 1933 in reliance on the exemption from registration provided by Section 4(a)((2) of the Securities Act and rules and regulations promulgated thereunder. The offering was made solely to NCW in connection with the transactions contemplated by the Purchase and Option Agreement. The Purchase Shares and Option Shares will be subject to certain piggyback registration rights under the Purchase Agreement. Because the Purchase Agreement was approved by the Company’s Board of Directors prior NCW acquiring any of the Purchase Shares or Option Shares, NCW is not an Acquiring Person under the Rights Agreement between the Company and Broadridge Corporate Issuer Solutions, Inc.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this Form 8-K as Exhibit 10 and incorporated herein by reference.

3.02. Unregistered Sales of Equity Securities.

Stock Purchase and Option Agreement

The information disclosed under the heading “Entry Into Stock Purchase and Option Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits.

  (d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase and Option Agreement dated October 15, 2021 with NCW, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: October 21, 2021	By:	/s/ Michel Botbol
		Name:	Michel Botbol
		Title:	Chief Executive Officer

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